EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19351) of Plantronics, Inc. of our report dated August 26, 2002 relating to the financial statements of the Plantronics, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/   PricewaterhouseCoopers LLP

Hartford, Connecticut
September 13, 2002